Exhibit 99.2

Avnet, Inc. Acquires Source Electronics Corporation

Acquisition Establishes Avnet as the Global Leader
in the Programming Services Business

Phoenix, Arizona, June 30, 2008 — Avnet, Inc. (NYSE:AVT) announced today that it has acquired Source Electronics Corporation (Source) headquartered in Hollis, New Hampshire. Established in 1988, Source is a leading provider of outsourced custom programming services for integrated circuits (IC). Source combines deep technical expertise, high quality standards and efficient programming processes to create flexible solutions for a customer base that includes original equipment manufacturers (OEMs), contract manufacturers (EMS) and component manufacturers. From facilities in Brazil, China, Mexico, Singapore and the US, Source supports customers that span a variety of end markets, including consumer electronics, automotive, mobile communications, telecommunications, networking, computing and enterprise storage. Source will be integrated into the services operations of Avnet Logistics, a division of Avnet that delivers logistics and programming services globally.

Source provides high quality programming services using technically advanced proprietary programming processes that result in industry-low defect rates and rapid order fulfillment. With a multi-regional footprint, Source is the only company focused exclusively on programming services and flexible solutions to support the large volume requirements of its global customer base. For the calendar year ended December 31, 2007, Source generated $82 million of revenue. The transaction is accretive to earnings and supports Avnet’s long-term return on capital goals.

Jim Smith, president of Avnet Logistics commented, “The combination of the extensive programming operations of Source and Avnet Logistics will create an industry leader with global scale and scope advantages. It will also strengthen our competitive position with regard to outsourced service offerings while positioning Avnet Electronics Marketing as the primary global distributor serving the programming needs of the electronics industry. In addition, we will deepen our involvement with many of our suppliers as Source is the programming partner for many IC manufacturers’ direct sales.”

Programmable ICs are an important and rapidly growing technology for systems designers because they increase product flexibility and lower overall system costs. The programmable IC market is forecasted to reach approximately $50 billion in 2011, a unit compound annual growth rate of more than 17%.

Mr. Smith further added, “With the acquisition of Source, we gain significant technical expertise and an experienced management team that has earned an excellent reputation in the programming services market. We also expand Avnet’s presence in the growing South American market through Source’s Brazilian operations located in Sao Paulo and Manaus. Avnet Logistics is well positioned to grow faster than the markets we serve, while delivering superior value to both our customers and suppliers.”

Forward-looking statements
This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future business and/or financial success or the business outlook and represent the Company’s judgment as of the date of this release. Risk and uncertainties that may materially affect the actual results are described from time to time in Avnet’s SEC filings, including the Company’s reports on Form 10-K, Form 10-Q and Current Reports on 8-K.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and technology services and solutions with more than 300 locations serving 70 countries worldwide. The company markets, distributes and optimizes the supply-chain and provides design-chain services for the products of the world’s leading electronic component suppliers, enterprise computer manufacturers and embedded subsystem providers. Avnet brings a breadth and depth of capabilities, such as maximizing inventory efficiency, managing logistics, assembling products and providing engineering design assistance for its 100,000 customers, accelerating their growth through cost-effective, value-added services and solutions. For the fiscal year ended June 30, 2007, Avnet generated revenue of $15.68 billion.

For more information, visit www.avnet.com. (AVT_IR)

Media Contact — Avnet, Inc.:
Sonia Bovio
Public Relations
(602) 808-1164
sbovio@brodeur.com

Investor Relations Contact:
Vincent Keenan
Vice President, Investor Relations
(480) 643-7053
vincent.keenan@avnet.com